SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): October 31, 1998

                       PANHANDLE EASTERN PIPE LINE COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                         1-2921                 44-0382470
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


5400 Westheimer Court
P.O. Box 1642
Houston, Texas                                                  77251-1692
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 713-627-5400

Item 5. Other Events.

     PanEnergy Corp ("PanEnergy"), parent of Panhandle Eastern Pipe Line Company (the "registrant"), and Texas Eastern Corporation ("TEC"), entered into a Stock Purchase Agreement between PanEnergy, TEC and CMS Energy Corporation ("CMS Energy") dated October 31, 1998, pursuant to which the registrant, Trunkline Gas Company and the storage related to those systems, along with the Trunkline LNG Company terminal, will be sold to CMS Energy for $2.2 billion, involving a cash payment of $1.9 billion and existing debt of the registrant of approximately $300 million. The sale is contingent upon completion of due diligence and receipt of clearances under the Hart-Scott-Rodino Act. Closing is anticipated in January 1999.

     A copy of a press release by the registrant's parent, Duke Energy Corporation, announcing the Stock Purchase Agreement is incorporated by reference herein as Exhibit 2. The Stock Purchase Agreement is incorporated by reference herein as Exhibit 10.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are incorporated by reference herein:

          2. Press Release of Duke Energy Corporation dated November 2, 1998 (filed as Exhibit 2 to Form 8-K of Duke Energy Corporation, File No. 1-4928, filed November 5, 1998).

          10. Stock Purchase Agreement between PanEnergy Corp, Texas Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998 (filed as Exhibit 10 to Form 8-K of Duke Energy Corporation, File No. 1-4928, filed November 5, 1998).

                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PANHANDLE EASTERN PIPE LINE COMPANY
                                                      (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Senior Vice President and
                                                Chief Financial Officer

Dated:  November 9, 1998

                                 Exhibit Index

Exhibit                        Description
-------                        -----------
 2                     Press Release of Duke Energy Corporation dated
                       November 2, 1998 (filed as Exhibit 2 to Form 8-K of Duke Energy Corporation, File No. 1-4928, filed November 5,
                       1998).

10 Stock Purchase Agreement between PanEnergy Corp, Texas Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998 (filed as Exhibit 10 to Form 8-K of Duke Energy Corporation, File No. 1-4928, filed November 5, 1998).